Exhibit 1.2

ROSE ROCK MIDSTREAM, L.P.

$150,000,000 of Common Units Representing Limited Partner Interests

EQUITY DISTRIBUTION AGREEMENT

May 12, 2015

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

SunTrust Robinson Humphrey, Inc.

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Rose Rock Midstream, L.P., a Delaware limited partnership (the “Partnership”), and Rose Rock Midstream GP, LLC, a Delaware limited liability company (the “General Partner” and, together with the Partnership, the “Partnership Parties”) confirm their agreement (this “Agreement”) with Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and SunTrust Robinson Humphrey, Inc. (each, a “Manager” and collectively, the “Managers”) as follows:

1. Description of Units.

The Partnership proposes to issue and sell through or to the Managers, each acting as agent or principal, common units representing limited partner interests in the Partnership (“Common Units”) having an aggregate gross sales price of up to $150,000,000 (the “Units”) from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. The Partnership agrees that whenever it determines to sell Units directly to any Manager as principal it will enter into a separate written agreement, in form and substance satisfactory to the Partnership and such Manager, containing the terms and conditions of such sale with such Manager (a “Terms Agreement”).

The Partnership has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-199600), including a base prospectus, relating to the Units to be issued from time to time by the Partnership, and which incorporates by reference documents that the Partnership has filed or will file with the Commission in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Partnership has prepared a prospectus supplement specifically relating to the Units (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Partnership will furnish to the Managers, for use by the Managers, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Units. The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Units, which time shall be considered the “new effective date” of the Registration Statement with respect to the Units within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus or Prospectus Supplement have most recently been filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

The Partnership Parties, Rose Rock Finance Corporation, a Delaware corporation (“Rose Rock Finance”), Rose Rock Midstream Operating, LLC, a Delaware limited liability company (“Rose Rock Operating”), Rose Rock Midstream Energy GP, LLC, a Delaware limited liability company (“Rose Rock Midstream Energy GP”), Rose Rock Midstream Crude, L.P., a Delaware limited partnership (“Rose Rock Crude”), Rose Rock Midstream Field Services, LLC, a Delaware limited liability company (“Rose Rock Field Services”), SemCrude Pipeline, L.L.C., a Delaware limited liability company (“SCPL”), and White Cliffs, L.L.C., a Delaware limited liability company (“White Cliffs”), Glass Mountain Holding, LLC, an Oklahoma limited liability Company (“GMH”), Glass Mountain Pipeline, LLC, a Delaware limited liability company (“Glass Mountain Pipeline”), and Wattenberg Holding, LLC, an Oklahoma limited liability company (“Wattenberg”), are referred to collectively herein as the “Partnership Entities.” Rose Rock Finance, Rose Rock Operating, Rose Rock Midstream Energy GP, Rose Rock Crude, Rose Rock Field Services, SCPL, White Cliffs, GMH, Glass Mountain Pipeline and Wattenberg are referred to collectively herein as the “Operating Entities.”

2. Representations and Warranties.

The Partnership Parties represent and warrant, jointly and severally, to the Managers as of the date hereof and as of each Representation Date (as defined below), as of each Applicable Time (as defined below) and as of each Settlement Date (as defined below) (in each case as if such representations and warranties were made as of such date, but modified to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date) and agree with the Managers, as follows:

(a) Registration Statement. A registration statement on Form S-3 (File No. 333-199600) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any Rule 462(b) Registration Statement and any amendment thereto have been made available by the Partnership to the Managers.

(b) No Stop Order. The Commission has not issued any order preventing or suspending the use of the Prospectus or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement, and no proceeding for such purpose has been instituted or, to the knowledge of the Partnership Parties, threatened by the Commission.

(c) Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that is not a firm commitment underwriting, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act. The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Units.

(d) Form of Documents. The Registration Statement and any Rule 462(b) Registration Statement, as of the date hereof and each effective date with respect thereto, conformed and will conform in all material respects, and any amendment to the Registration Statement and any Rule 462(b) Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act. The Prospectus conforms, as of its date and, at each Applicable Time and Settlement Date, will conform, in all material respects to the applicable requirements of the Securities Act. The documents incorporated by reference in the Prospectus, when filed, conform, and any further documents so incorporated, when they are filed with the Commission, will conform, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable.

(e) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement, as of the date hereof does not, and as of each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, which information is specified in Section 7(b).

(f) No Material Misstatements or Omissions in the Prospectus. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, which information is specified in Section 7(b). The documents incorporated by reference in the Prospectus do not, and any further documents filed and incorporated by reference therein will not, when filed (or if an amendment with respect to any such document was filed, when such amendment is or was filed) contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) No Issuer Free Writing Prospectus. The Partnership Parties have not made and will not make any offer related to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433 of the Securities Act.

(h) Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly formed or incorporated, is validly existing and in good standing as a limited partnership, limited liability company or corporation under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign limited partnership, limited liability company or corporation in each jurisdiction (as set forth on Exhibit B) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate (i) reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, partners’ capital, properties, business, prospects or net worth of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all limited partnership, limited liability company or corporate power and authority, as the case may be, necessary to own or lease its properties and to conduct the businesses in which it is engaged in all material respects.

(i) General Partner. The General Partner has full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the Prospectus.

(j) Ownership of the General Partner. Rose Rock Midstream Holdings, LLC, a Delaware limited liability company (“Rose Rock Holdings”), owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (such agreement, together with any amendments or restatements thereof, the “General Partner LLC Agreement”) and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest is owned free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except for Liens arising under or in connection with that certain Credit Agreement, dated as of June 17, 2011, among SemGroup Corporation, a Delaware corporation (“SemGroup”), as Borrower, the lenders party thereto from time to time, and the

Royal Bank of Scotland PLC, as administrative agent and collateral agent, as amended to date (the “SemGroup Credit Agreement”) or as described in the Registration Statement and the Prospectus.

(k) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership (the “GP Interest”); such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (such agreement, together with any amendments or restatements thereof, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens, except for Liens arising under or in connection with the SemGroup Credit Agreement, or as described in the Registration Statement and the Prospectus.

(l) Ownership of the Incentive Distribution Rights. The General Partner owns all of the Incentive Distribution Rights (as such term is defined in the Partnership Agreement); the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens, except for Liens arising under or in connection with the SemGroup Credit Agreement or as described in the Registration Statement and the Prospectus.

(m) Ownership of the Sponsor Units. As of the date hereof, Rose Rock Midstream Corporation owns 171,218 Common Units, and Rose Rock Midstream Holdings, LLC, a Delaware limited liability company (“Rose Rock Holdings”), owns 20,533,200 Common Units (together with the Common Units owned by Rose Rock Midstream Corporation, the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Rose Rock Midstream Corporation and Rose Rock Holdings own such Sponsor Units free and clear of all Liens, except for Liens arising under or in connection with the SemGroup Credit Agreement or as described in the Registration Statement and the Prospectus.

(n) Duly Authorized and Validly Issued Units. The Units to be issued and sold by the Partnership and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Managers against payment therefor in accordance with the terms hereof, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(o) Capitalization of the Partnership. As of the date hereof, and excluding the issuance of the Units pursuant to this Agreement, the issued and outstanding partnership interests of the Partnership will consist of 36,790,363 Common Units, the GP Interest and the Incentive

Distribution Rights, and all outstanding Common Units, other than the Common Units owned by Rose Rock Midstream Corporation and Rose Rock Holdings, which are addressed in Section 2(m) above, have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(p) Ownership of Rose Rock Operating. The Partnership owns a 100% membership interest in Rose Rock Operating; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Rose Rock Operating (such agreement, together with any amendments or restatements thereof, the “Operating LLC Agreement”) and is fully paid (to the extent required by the Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Partnership owns such membership interest free and clear of all Liens, except for Liens arising under or in connection with the Credit Agreement, dated November 10, 2011, as amended to date (the “Partnership Credit Agreement”), by and among the Partnership, as Borrower, The Royal Bank of Scotland PLC, as Administrative Agent, and the other parties thereto, or as described in the Registration Statement and the Prospectus.

(q) Ownership of Rose Rock Midstream Energy GP. Rose Rock Operating owns a 100% membership interest in Rose Rock Midstream Energy GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Rose Rock Midstream Energy GP (such agreement, together with any amendments or restatements thereof, the “RRME GP LLC Agreement”) and is fully paid (to the extent required by the RRME GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Rose Rock Operating owns such membership interest free and clear of all Liens, except for Liens arising under or in connection with the Partnership Credit Agreement or as described in the Registration Statement and the Prospectus.

(r) Ownership of Rose Rock Crude. Rose Rock Midstream Energy GP owns a 0.5% general partner interest in Rose Rock Crude; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of Rose Rock Crude (such agreement, together with any amendments or restatements thereof, the “Rose Rock Crude LP Agreement”); and Rose Rock Midstream Energy GP owns such general partner interest free and clear of all Liens, except for Liens arising under or in connection with the Partnership Credit Agreement or as described in the Registration Statement and the Prospectus. Rose Rock Operating owns a 99.5% limited partner interest in Rose Rock Crude; such limited partner interest has been duly authorized and validly issued in accordance with the Rose Rock LP Agreement and is fully paid (to the extent required by the Rose Rock LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Rose Rock Operating owns such limited partner interest free and clear of all Liens, except for Liens arising under or in connection with the Partnership Credit Agreement or as described in the Registration Statement and the Prospectus.

(s) Ownership of Rose Rock Finance. The Partnership owns a 100% of the outstanding capital stock of Rose Rock Finance; such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable; and the Partnership owns such shares of capital stock free and clear of all Liens, except for Liens arising under or in connection with the Partnership Credit Agreement or as described in the Registration Statement and the Prospectus.

(t) Ownership of Rose Rock Field Services. Rose Rock Operating owns a 100% membership interest in Rose Rock Field Services; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Rose Rock Field Services (such agreement, together with any amendments or restatements thereof, the “Rose Rock Field Services LLC Agreement”) and is fully paid (to the extent required by the Rose Rock Field Services LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Rose Rock Operating owns such membership interest free and clear of all Liens, except for Liens arising under or in connection with the Partnership Credit Agreement or as described in the Registration Statement and the Prospectus.

(u) Ownership of SCPL. Rose Rock Operating owns a 100% membership interest in SCPL; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of SPCL (such agreement, together with any amendments or restatements thereof, the “SCPL LLC Agreement”) and is fully paid (to the extent required by the SCPL LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Rose Rock Operating owns such membership interest free and clear of all Liens, except for Liens arising under or in connection with the Partnership Credit Agreement or as described in the Registration Statement and the Prospectus.

(v) Ownership of White Cliffs. SCPL owns a 51% membership interest in White Cliffs; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of White Cliffs (such agreement, together with any amendments or restatements thereof, the “White Cliffs LLC Agreement”) and is fully paid (to the extent required by the White Cliffs LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and SCPL owns such membership interest free and clear of all Liens, except for Liens arising under or in connection with the Partnership Credit Agreement or the SemGroup Credit Agreement or as described in the Registration Statement and the Prospectus.

(w) Ownership of GMH. Rose Rock Operating owns a 100% membership interest in GMH; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of GMH (such agreement, together with any amendments or restatements thereof, the “GMH LLC Agreement”) and is fully paid (to the extent required by the GMH LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-2030, 18-2031 and 18-2034 of the Oklahoma Limited Liability Company Act (the “Oklahoma LLC Act”); and Rose Rock Operating owns such membership interest free and clear of all Liens, except for Liens arising under or in connection with the Partnership Credit Agreement or as described in the Registration Statement and the Prospectus.

(x) Ownership of Glass Mountain Pipeline. GMH owns a 50% membership interest in Glass Mountain Pipeline; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Glass Mountain Pipeline (such agreement, together with any amendments or restatements thereof, the “Glass Mountain Pipeline LLC Agreement”) and is fully paid (to the extent required by the Glass Mountain Pipeline LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and GMH owns such membership interest free and clear of all Liens, except for Liens arising under or in connection with the Partnership Credit Agreement or as described in the Registration Statement and the Prospectus.

(y) Ownership of Wattenberg. Rose Rock Operating owns a 100% membership interest in Wattenberg; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Wattenberg (such agreement, together with any amendments or restatements thereof, the “Wattenberg LLC Agreement”) and is fully paid (to the extent required by the Wattenberg LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-2030, 18-2031 and 18-2034 of the Oklahoma LLC Act; and Rose Rock Operating owns such membership interest free and clear of all Liens, except for Liens arising under or in connection with the Partnership Credit Agreement or as described in the Registration Statement and the Prospectus.

(z) No Other Subsidiaries. As of the date hereof, other than the Partnership and the Operating Entities, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than the Operating Entities, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(aa) Conformity of Units to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(bb) No Options, Preemptive Rights, Registration Rights, or Other Rights. Except as described in the Registration Statement and the Prospectus or as provided for in the Organizational Agreements, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities. The “Organizational Agreements” means, collectively, the Partnership Agreement, the limited liability company agreement of the General Partner (as amended or restated), the Operating LLC Agreement, the RRME GP LLC Agreement, the Rose Rock Crude LP Agreement, Rose Rock Field Services LLC Agreement, the bylaws of Rose Rock Finance (as amended or restated) the SCPL LLC Agreement, the White Cliffs LLC Agreement, the GMH LLC Agreement, the Glass Mountain Pipeline LLC Agreement and the Wattenberg LLC Agreement. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(cc) Authority and Authorization. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus in accordance with and upon the terms and conditions set forth in the Partnership Agreement. All limited partnership, limited liability company or corporate action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units, and the consummation of any other transactions contemplated by this Agreement, shall have been validly taken.

(dd) Authorization, Execution and Delivery of the Equity Distribution Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.

(ee) Authorization, Execution, Delivery and Enforceability of Certain Agreements. Each of the Organizational Agreements has been duly authorized and validly executed and delivered by the parties thereto, and is a valid and legally binding agreement of such parties, enforceable against such parties in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(ff) No Conflicts. None of (i) the offering, issuance or sale of the Units as described in the Registration Statement and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Entities party hereto or thereto, (iii) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Agreements or any certificate of formation, incorporation or conversion (together with the Organizational Agreements, the “Organizational Documents”) of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, the SemGroup Credit Agreement or any indenture, mortgage, deed of trust, license, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Partnership Credit Agreement or the SemGroup Credit Agreement) upon any property or assets of any of the Partnership Entities, except in the case of clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that, individually or in the aggregate, have not materially impaired and will not materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(gg) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Units as described in the Registration Statement and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Entities, (iii) the consummation of the transactions contemplated by this Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, except for registration of the Units under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws and the rules of FINRA in connection with the purchase and distribution of the Units by the Managers and except for such consents as have been obtained.

(hh) No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the cases of clauses (ii) and (iii) for any such breaches, defaults and violations that, individually or in the aggregate, would not reasonably be expected to (A) materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement or (B) result in a Material Adverse Effect.

(ii) Financial Statements. The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures, if any, contained in the Registration Statement and the Prospectus has been derived from the accounting records of the Partnership Entities, and fairly presents in all material respects the information purported to be shown thereby.

(jj) Pro Forma Financial Statements. The pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus. The pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(kk) Independent Registered Public Accounting Firm. BDO USA, LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries, whose report is incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to each of the Partnership, SCPL and White Cliffs as required by the Securities Act and the Public Company Accounting Oversight Board.

(ll) Books and Records. Each of the Partnership Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited BDO USA, LLP, the Partnership Parties were not aware of any material weaknesses in the internal controls of any Partnership Entity.

(mm) Disclosure Controls and Procedures. (i) To the extent required by Rule 13a-15 under the Exchange Act, the Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(nn) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by BDO USA, LLP, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial information, or any material weaknesses in internal controls over financial reporting of the Partnership Entities or (B) any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the Partnership Entities’ internal control over financial reporting and (ii) there have been no changes in the Partnership Entities’ internal control over financial reporting that have materially affected or are reasonably likely to material affect the Partnership Entities’ internal controls over financial reporting.

(oo) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership Parties, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated in connection therewith or the rules of The New York Stock Exchange, in each case that are effective and applicable to the Partnership.

(pp) No Material Changes. Except as described in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included in the Prospectus, no Partnership Entity has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) declared or paid any distribution or dividend on its equity interests, and since such date, there has not been any change in the partnership or limited liability interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ capital, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq) Title to Properties. Each of the Partnership Entities, directly or indirectly, has good and indefeasible title to all real property and good title to all personal property described in the Registration Statement and the Prospectus as being owned by it, in each case free and clear of all Liens except as described in the Registration Statement and the Prospectus and except for any Liens that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All real property and buildings held under lease by each of the Partnership Entities, directly or indirectly, are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such properties taken as a whole as described in the Registration Statement and the Prospectus.

(rr) Rights of Way. Each of the Partnership Entities, directly or indirectly, has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, subject to the limitations described in the Registration Statement and the Prospectus, if any, except for such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, and at each Representation Date, Applicable Time and Settlement Date will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way; and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(ss) Permits. Except as described in the Registration Statement and the Prospectus, each of the Partnership Entities, directly or indirectly, has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement and the Prospectus, except for any failures to have a Permit that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. None of the Partnership Entities has received notice of any revocation or modification of any such Permits that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(tt) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has no reason to believe that the conduct of its businesses conflicts with, and has not received any notice of any claim of conflict with, any such rights of others, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(uu) Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement; and to the Partnership Parties’ knowledge, no such proceedings are threatened by governmental authorities or others.

(vv) Contracts to be Described or Filed. There are no contracts or other documents required by the Securities Act to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(ww) Summaries of Law. Statements made in the Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, or legal or governmental proceedings, constitute accurate summaries of the terms of such statutes, rules and regulations, and legal and governmental proceedings in all material respects.

(xx) Insurance. The Partnership Entities maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses against such losses and risks as is reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. All policies of insurance of any of the Partnership Entities are in full force and effect; and each of the Partnership Entities is in compliance with the terms of such policies in all material respects.

(yy) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that is required by the Securities Act to be disclosed in the Registration Statement and the Prospectus that is not so disclosed. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the executive officers, directors or managers of any Partnership Entity or their respective family members.

(zz) No Labor Dispute. No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent or threatened that would reasonably be expected to have a Material Adverse Effect.

(aaa) Environmental Compliance. (i) Each of the Partnership Entities is, and at all times prior hereto has been, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety, the environment, natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except for any such instances of non-compliance with Environmental Laws, failures to receive required permits, licenses or other approvals or liabilities that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Entities is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the Partnership Entities, and (z) none of the Partnership Entities anticipates material capital expenditures relating to Environmental Laws.

(bbb) Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof (which returns are complete and correct in all material respects), subject to permitted extensions, and have timely paid all taxes required to be paid by them and any other assessments, fines or penalties levied against any of them, to the extent any of the foregoing are due and payable, except for (i) those failures to file or pay that would not reasonably be expected to have a Material Adverse Effect or (ii) any such tax payment, assessment, penalty or fine that is currently being contested in good faith by appropriate proceedings.

(ccc) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, excluding any reportable event for which a waiver could apply, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur that will, individually or in the aggregate, have a Material Adverse Effect and (C) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA) that will, individually or in the aggregate, have a Material Adverse Effect; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, to the knowledge of the Partnership or any member of its Controlled Group, whether by action or by failure to act, which would cause the loss of such qualification, except for any such actions or failures to act that would not, individually or in the aggregate, have a Material Adverse Effect.

(ddd) Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the Prospectus are based on or derived from sources that the Partnership believes to be reliable in all material respects.

(eee) Investment Company. None of the Partnership Entities is, and as of each applicable Representation Date, Applicable Time and Settlement Date, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(fff) No Brokers. Except as described in the Registration Statement and the Prospectus, none of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(ggg) Stabilization. The Partnership and its affiliates have not taken, directly or indirectly, any action that has constituted, or that was designed to or could reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(hhh) NYSE Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.

(iii) Distribution of Offering Materials. The Partnership has not distributed and will not distribute any offering material in connection with the offering and sale of the Units other than the Prospectus, any press release or other announcement permitted by Rule 134 under the Securities Act on behalf of the Partnership.

(jjj) Anti-Corruption. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities, has (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from its funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Partnership Entities and their affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with applicable anti-corruption laws.

(kkk) Money Laundering. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Partnership Parties, threatened.

(lll) OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent or employee of the Partnership Entities (in their capacity as a director, officer, agent or employee) is subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mmm) Distribution Restrictions. None of the Operating Entities is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except (i) pursuant to the Partnership Credit Agreement and (ii) for such prohibitions mandated by the laws of each such subsidiary’s state of formation and Organizational Agreements.

(nnn) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ooo) Actively Traded Security. The Common Units are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ppp) Proprietary Trading by the Managers. The Partnership Parties acknowledge and agree that the Managers have informed the Partnership Parties that each Manager may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Units for its own account while this Agreement is in effect, and shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise agreed by such Manager in a Terms Agreement; provided that no such purchase or sales by a Manager shall take place while a Terms Agreement is in effect with respect to such Manager (except (i) as agreed by such Manager in the Terms Agreement or (ii) to the extent such Manager may engage in sales of Units purchased or deemed purchased from the Partnership as a “riskless principal” or in a similar capacity).

(qqq) Other Sales Agency Agreements. The Partnership is not a party to any other ongoing sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Offered Units in accordance with Rule 415(a)(4) of the Act.

(rrr) FINRA Matters. To the knowledge of the Partnership, except as disclosed in the Registration Statement and the Prospectus, no director or officer of the Partnership Parties has any association with any FINRA member.

Any certificate signed by any officer of the General Partner and delivered to the Managers or to counsel for the Managers shall be deemed a representation and warranty by the Partnership Parties to the Managers as to the matters covered thereby.

3. Sale and Delivery to the Managers; Settlement.

(a) Sale of Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through the Managers, acting as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as agent for the Partnership, the Units on the following terms:

(1) The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”), (B) the Partnership, through any of the individuals listed as authorized representatives of the Partnership on Exhibit A hereto (which may be updated from time to time by a certificate from the Partnership to the Managers) (the “Authorized Partnership Representatives”) has instructed any of the individuals listed as authorized representatives of such Manager on Exhibit A hereto (which may be updated from time to time by a certificate from such Manager to the Partnership) (the “Authorized Manager Representatives”) by telephone (confirmed promptly by electronic mail) to make such sales, and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate (i) the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and (ii) the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Partnership’s Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units. For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single Trading Day.

(2) The Partnership acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling Units, (ii) no Manager will incur any liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Units as required under this Agreement and (iii) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement.

(3) The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice. During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4(n)–(p), be deemed to affirm any of the representations or warranties contained in this Agreement, or be obligated to conduct any due diligence session as referred to in Section 4(l) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Representation Date.

(4) Subject to the terms of a Terms Agreement, the Managers may sell Units (i) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Units, (ii) to or through a market maker, or (iii) directly on or through an electronic communication network, a “dark pool” or any similar market venue. Subject to the terms of a Terms Agreement, the Managers may also sell Units by any other method permitted by law, including but not limited to in privately negotiated transactions.

(5) The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in Section 3(b) below. The foregoing rate of compensation shall not apply when any Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.

(6) Each Manager acting as sales agent hereunder shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units with respect to which such Manager is acting as sales agent are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds, the compensation payable by the Partnership to such Manager with respect to such sales and the Net Proceeds (as defined below) payable to the Partnership. At each Manager’s election, such compensation shall either be (i) set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof or (ii) deducted by the Manager from the payment of the gross sales proceeds to the Partnership as set forth in Section 3(b) below.

(b) Settlement of Units. Settlement for sales of Units pursuant to Section 3(a) will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Partnership on a Settlement Date against receipt of the Units sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Manager acting as sales agent at which such Units were sold, after deduction for (i) such Manager’s commission, discount or other compensation for such sales payable by the

Partnership pursuant to Section 3(a)(5) hereof, unless such Manager has elected to invoice the Partnership for such commission, discount or other compensation pursuant to Section 3(a)(6), and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Units. On or before each Settlement Date, the Partnership will, or will cause its transfer agent to, electronically transfer the Units being sold by crediting the applicable Manager’s or its designee’s account (provided such Manager shall have given the Partnership written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Partnership and such Manager which in all cases shall be freely tradable, transferable units eligible for delivery through DTC. On each Settlement Date, the applicable Manager will deliver the related Net Proceeds in same day funds to an account designated by the Partnership on, or prior to, the Settlement Date. The Partnership agrees that if the Partnership, or its transfer agent (if applicable), defaults in its obligation to deliver Units on a Settlement Date, the Partnership agrees that in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereto, it will (i) indemnify and hold the applicable Manager harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership or its transfer agent and (ii) pay to such Manager any commission to which it would otherwise have been entitled absent such default. If any Manager breaches this Agreement by failing to deliver Net Proceeds to the Partnership on any Settlement Date for the Units delivered by the Partnership, the Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(d) Limitations on Offering Size. Under no circumstances shall the Partnership cause or request the offer or sale of any Units, if after giving effect to the sale of such Units, the aggregate offering price of the Units sold pursuant to this Agreement would exceed the lesser of (i) the amount available for offer and sale under the currently effective Registration Statement, and (ii) the amount authorized from time to time to be issued and sold under this Agreement by the Partnership and notified to the Managers in writing. Under no circumstances shall the Partnership cause or request the offer or sale of any Units pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the board of directors of the General Partner or a duly authorized committee thereof, and notified to the Managers in writing. Further, under no circumstances shall the aggregate offering price of Units sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed $150,000,000.

(e) Black-out Limitations. Notwithstanding any other provision of this Agreement, the Partnership shall not offer or sell, or instruct any Manager to offer or sell, any Units through such Manager as agent (and, by notice to such Manager given by telephone (confirmed promptly by facsimile or email), shall cancel any instructions for any such offer or sale of any Units prior to the commencement of the periods referenced below), and such Manager shall not be obligated to make any such offer or sale of Units, (i) during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(f)(i) hereof, at any time during the period commencing on the 10th business day prior to the time the Partnership issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(f) If the Partnership wishes to offer or sell Units to any Manager as agent at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Partnership shall first (i) prepare and deliver to such Manager (with a copy to counsel to such Manager) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Manager, and, prior to its filing, obtain the written consent of such Manager to such filing (which consent shall not be unreasonably withheld), (ii) provide such Manager with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 4(n)-(p) hereof, (iii) afford such Manager the opportunity to conduct a due diligence review in accordance with Section 4(l) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 3(e) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 3(f) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 4(n)-(p) hereof, and (B) this Section 3(f) shall in no way affect or limit the operation of clause (i) of Section 3(e) hereof, which shall have independent application.

4. Covenants of the Partnership.

The Partnership covenants with the Managers as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Units is required to be delivered by any Manager under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Partnership will notify the Managers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information relating thereto; (ii) the Partnership will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Units or a security convertible into the Units unless a copy thereof has been submitted to the Managers within a reasonable period of time before the filing and the Managers have not reasonably objected thereto, unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law (provided, however, that the failure of any Manager to make such objection shall not relieve the Partnership of any obligation or liability hereunder, or affect such Manager’s right to rely on the representations and warranties made by the Partnership in this Agreement), and the Partnership will furnish to the Managers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iii) the Partnership will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Partnership will advise the Managers, promptly after they receive notice or obtain knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Partnership becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Units. The Partnership will use its commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Units for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as practicable.

(c) Delivery of Registration Statement and Prospectus. The Partnership will furnish to the Managers and their counsel (at the expense of the Partnership) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein, except for those documents available via EDGAR) and all amendments and supplements to the Registration Statement or Prospectus, other than documents incorporated by reference, that are filed with the Commission during any period in which a Prospectus relating to the Units is required to be delivered under the Securities Act (including, if requested, all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Managers may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Units (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Managers or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Partnership will promptly notify the applicable Manager to suspend the offering of Units during such period and the Partnership will use its commercially reasonable efforts promptly to prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Partnership will furnish to the Managers such number of copies of such amendment or supplement as the Managers may reasonably request.

(e) Blue Sky and Other Qualifications. The Partnership will, if necessary for the qualification of the Units for sale under the laws of such jurisdictions as any Manager may designate, furnish such information as may be required and otherwise cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as any Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Units and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(f) Rule 158. The Partnership will make generally available to its unitholders as soon as practicable an earnings statement for the purposes of, and to provide to the Managers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. The Partnership will use its commercially reasonable efforts to cause the Units to be listed on the NYSE.

(i) Reporting Requirements. The Partnership, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(j) Notice of Other Sales. At any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled, the Partnership will not, without (i) giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Managers suspending activity under this program for such period of time as requested by the Partnership or as deemed appropriate by the Managers in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for or repayable with Common Units, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Units, or any securities convertible into or exchangeable or exercisable for or repayable with Common Units, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Units to be offered and sold through any Manager pursuant to this Agreement and (y) equity incentive awards approved by the Board of Directors or the compensation committee thereof or the issuance of Common Units upon vesting thereof or (z) the issuance of any Common Units in connection with any acquisition, provided, that in connection with such issuance, the seller(s) agrees in writing to be bound by the provisions of this Section 4(j).

(k) Change of Circumstances. The Partnership will, at any time during a fiscal quarter in which the Partnership intends to instruct any Manager to sell Units under this Agreement, advise the Managers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Managers pursuant to this Agreement.

(l) Due Diligence Cooperation. The Partnership will cooperate with any reasonable due diligence review conducted by the Managers or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Partnership’s principal offices, as the Managers may reasonably request.

(m) Disclosure of Sales. The Partnership will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Units sold through the Managers, the Net Proceeds to the Partnership and the compensation payable by the Partnership to the Managers with respect to such Units.

(n) Representation Dates; Certificate. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and:

(1) each time the Partnership:

(i) files the Prospectus relating to the Units or amends or supplements the Registration Statement or the Prospectus relating to the Units by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Units;

(ii) files an annual report on Form 10-K under the Exchange Act;

(iii) files a quarterly report on Form 10-Q under the Exchange Act; or

(iv) files a report on Form 8-K containing amended financial information (other than an earnings release or to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act;

(2) at any time the Units are delivered to any Manager as principal pursuant to a Terms Agreement; and

(3) at any other time reasonably requested by the Managers (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 4(n) shall be a “Representation Date”), the Partnership shall furnish the Managers (or in the case of clause (2) above, the relevant Manager party to such Terms Agreement) with a certificate, in the form attached hereto as Exhibit F within three Trading Days of any Representation Date. The requirement to provide a certificate under this Section 4(n) shall be waived for any Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Partnership files its annual report on Form 10-K. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following a Representation Date when the Partnership relied on such waiver and did not provide the Managers with a certificate under this Section 4(n), then before the Partnership delivers an instruction pursuant to Section 3(a) or any Manager sells any Units, the Partnership shall provide such Manager with a certificate, in the form attached hereto as Exhibit F, dated the date of such instruction.

(o) Legal Opinions. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Partnership shall cause to be furnished to the Managers a written opinion of (i) Andrews Kurth LLP (“Partnership Counsel”), or other counsel satisfactory to the Managers and (ii) the general counsel of the General Partner, or other counsel satisfactory to the Managers, each in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit C and Exhibit D, respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). On each Representation Date described in Section 4(n)(1)(ii) or 4(n)(3) and within three Trading Days of the first Representation Date following any amendment or restatement of the Partnership Agreement or the General Partner LLC Agreement with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Partnership shall cause to be furnished to the Managers a written opinion of Richards, Layton and Finger, P.A., or such other counsel satisfactory to the Managers, in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E; provided, however, that in lieu of such opinion for subsequent Representation Dates, counsel may furnish the Managers with a Reliance Letter.

(p) Comfort Letter. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Partnership shall cause BDO USA, LLP (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Managers a letter or letters (the “Comfort Letters”) with respect to each of the entities for which financial statements are included or incorporated by reference in the Registration Statement, dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Managers, each (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (or, with respect to any financial statements prepared in accordance with Rule 3-05 of Regulation S-X under the Securities Act, the American Institute of Certified Public Accountants), (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q) Opinion of Counsel for the Managers. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Managers shall have received the favorable written opinion or opinions of Baker Botts L.L.P., counsel for the Managers, dated such date, with respect to such matters as the Managers may reasonably request.

(r) Market Activities. The Partnership will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, or purchase the Units to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Units to be issued and sold pursuant to this Agreement other than the Managers; provided, however, that the Partnership may bid for and purchase its Common Units in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Partnership during the three Trading Days before or after any sale of any Units pursuant to this Agreement.

(s) No Offer to Sell. The Partnership will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Units to be sold by the Managers as principal or agent hereunder.

(t) Regulation M. If the Partnership has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Partnership or the Common Units, it shall promptly notify the Managers and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

5. Payment of Expenses.

The Partnership Parties, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) any registration or qualification of the Units for offer and sale under the Units or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vi) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (vii) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (viii) the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (ix) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder. Except as otherwise provided in this Section 5, the Managers will pay all of their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

6. Conditions of the Managers’ Obligations.

The respective obligations of the Managers hereunder with respect to a sale of Units will be subject to the continuing accuracy and completeness of the representations and warranties of the Partnership Parties contained in this Agreement or in certificates of any officer of the Partnership Parties delivered pursuant to the provisions hereof, to the performance by the Partnership Parties of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Units pursuant to this Agreement and (ii) the sale of all Units contemplated to be issued by any instruction by the Partnership given to any Manager pursuant to Section 3(a).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or such incorporated documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Partnership’s reports filed with the Commission, there shall not have been any material adverse change in or affecting the condition (financial or otherwise), results of operations, partners’ capital, properties, management, business or prospects of the Partnership Entities taken as a whole.

(d) Opinions of Counsel. The Managers shall have received the favorable opinion of each counsel required to be delivered pursuant to Section 4(o).

(e) Representation Certificate. The Managers shall have received the certificate required to be delivered pursuant to Section 4(n).

(f) Accountant’s Comfort Letters. The Managers shall have received the Comfort Letters required to be delivered pursuant Section 4(p).

(g) Approval for Listing. The Units shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Partnership shall have filed an application for listing of the Units on NYSE at, or prior to, the issuance of any instruction to any Manager to sell Units pursuant to Section 3(a).

(h) No Objection. Prior to the issuance of any instruction of the Partnership pursuant to Section 3(a), FINRA shall not have raised any objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i) No Suspension. Trading in the Units shall not have been suspended on the NYSE.

(j) Additional Documents. On each date on which the Partnership is required to deliver a certificate pursuant to Section 4(n), counsel for the Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any instruction of the Partnership pursuant to Section 3(a) shall have been made within the applicable time period prescribed for such filing by Rule 424.

7. Indemnification and Contribution.

(a) The Partnership Parties agree, jointly and severally, to indemnify and hold harmless each Manager, its affiliates, directors, officers, employees and agents, and each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Prospectus or any Issuer Free Writing Prospectus a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of the Managers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Managers consists of the information described as such in Section 7(b) hereof. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Partnership Parties, their directors, each of their officers and employees, and each person who controls the Partnership Parties within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to such Manager, but only with reference to any written information furnished to the Partnership Parties by or on behalf of the Managers specifically for inclusion in the Registration Statement and the Prospectus, it being understood and agreed that the only such information furnished by or on behalf of the Managers for inclusion in the Registration Statement and the Prospectus consists of the name of each Manager. This indemnity agreement will be in addition to any liability which each Manager may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and each Manager, severally and not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Partnership Parties and each such Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by such Manager on the other from the offering of the Units; provided, however, that in no case shall any Manager be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and each Manager, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of such Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties, and benefits received by such Manager shall be deemed to be equal to the total commissions received by such Manager. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or such Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Units purchased by it and distributed to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act and each affiliate, director, officer, employee and agent of any Manager shall have the same rights to contribution as the Managers, and each person who controls the Partnership Parties within the meaning of either the Securities Act or the Exchange Act, each officer of the Partnership Parties who shall have signed the Registration Statement and each director of the Partnership Parties shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Partnership or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Managers or controlling person, or by or on behalf of the Partnership, and shall survive delivery of the Units to any Manager.

9. Termination of Agreement.

(a) Termination by the Partnership. The Partnership shall have the right, by giving notice as hereinafter specified to terminate this Agreement as to any or all Managers in its sole discretion at any time after the date of this Agreement; provided, however, that with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination.

(b) Termination by any Manager. Each Manager shall have the right, by giving notice as hereinafter specified to terminate its obligations under this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Automatic Termination. Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Units through the Managers on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(d) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a), (b) or (c) above or otherwise by mutual agreement of the parties.

(e) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by such Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Units, such Units shall settle in accordance with the provisions of this Agreement.

(f) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and except that, in the case of any termination of this Agreement, Section 2, Section 7, Section 8 and Section 18 hereof shall survive such termination and remain in full force and effect.

10. Notices. Except as otherwise provided in this Agreement, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Partnership, will be mailed or delivered to the address of the Partnership set forth in the Registration Statement, Attention: Candice L. Cheeseman (Fax: 918-524-8687); or if sent to Wells Fargo Securities, LLC, will be mailed or delivered to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax: 212-214-5918); or if sent to Citigroup Global Markets Inc., will be mailed or delivered to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: 646-291-1469); or if sent to SunTrust Robinson Humphrey, Inc., will be mailed or delivered to SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, GA 30326, Attention: Equity Syndicate (fax: 404-926-5872).

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

13. Venue. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court within the Borough of Manhattan of New York City, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

14. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Units or any securities pursuant to this Agreement.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act, in accordance with the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Investment Company Act” means the Investment Company Act of 1940, as amended.”

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Units.

“NYSE” means the New York Stock Exchange.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Partnership pursuant to Rule 462(b) for the purpose of registering any of the Units under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Units by the Managers outside of the United States.

17. Research Analyst Independence. The Partnership acknowledges that the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Managers’ research analysts may hold views and make statements or investment recommendations or publish research reports with respect to the Partnership or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Managers’ investment banking divisions. The Partnership Parties acknowledge that each of the Managers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18. No Fiduciary Duty. The Partnership Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and each Manager and any affiliate through which it may be acting, on the other, (b) each Manager is acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the Partnership’s engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership on related or other matters). The Partnership Parties agree that they will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership Parties, in connection with such transaction or the process leading thereto.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Partnership Parties and the Managers.

Very truly yours,

Rose Rock Midstream, L.P.

By:	Rose Rock Midstream GP, LLC, its general partner

	By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

Rose Rock Midstream GP, LLC

	By:	/s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Senior Vice President and Chief Financial Officer

Accepted:

Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

Citigroup Global Markets Inc.

By:	/s/ Michael Casey
	Name:	Michael Casey
	Title:	Managing Director

SunTrust Robinson Humphrey, Inc.

By:	/s/ Justin Adams
	Name:	Justin Adams
	Title:	Managing Director

EXHIBIT A

AUTHORIZED INDIVIDUALS

Wells Fargo Securities, LLC

Jennifer Lynch

William O’Connell

Josie Callanan

Brian Reale

John Cronin

Greg Ogborn

Thomas DeLoache

Richard Maxwell

Michael Shih

Juan Miguel Bermudez

Citigroup Global Markets Inc.

Mark Richman

Matthew Morris

SunTrust Robinson Humphrey, Inc.

Geoff Fennel

Valerie Williams

Rose Rock Midstream, L.P.

Robert N. Fitzgerald

Alisa Perkins

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EXHIBIT B

SUBSIDIARIES OF THE PARTNERSHIP

Rose Rock Midstream, L.P.

Colorado, Kansas, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oklahoma, South Dakota, Texas, Wisconsin, Wyoming

Rose Rock Midstream GP, LLC

Montana, North Dakota, Oklahoma

Rose Rock Midstream Operating, LLC

None

Rose Rock Midstream Energy GP, LLC

Montana, North Dakota

Rose Rock Midstream Field Services, LLC

Colorado, Kansas, Louisiana, Montana, North Dakota, New Mexico, Ohio, Oklahoma, Texas, Utah, Wyoming

Rose Rock Midstream Crude, L.P.

Colorado, Kansas, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oklahoma, South Dakota, Texas, Wisconsin, Wyoming

SemCrude Pipeline, L.L.C.

None

White Cliffs Pipeline, L.L.C.

Colorado, Kansas, Oklahoma

Rose Rock Finance Corporation

None

Glass Mountain Holding, LLC

None

Glass Mountain Pipeline, LLC

Oklahoma

Wattenberg Holding, LLC

Colorado

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EXHIBIT C

FORM OF OPINION OF ANDREWS KURTH LLP

1. Each of the Partnership Parties has been duly formed under the laws of the State of Delaware. Each of the Partnership Entities is validly existing as a corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of the State of Delaware.

2. Each of the Partnership Entities is duly registered or qualified to conduct business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction set forth opposite its name on Annex I attached to such counsel’s opinion.

3. Each of the Partnership and the General Partner has the power and authority under the laws of the State of Delaware to execute and deliver, and incur and perform all of its obligations under, the Equity Distribution Agreement. Each of the Partnership Entities has the power and authority under the laws of the State of Delaware to carry on its business and own or lease its properties as described in the Registration Statement and the Prospectus. The General Partner has the power and authority under the laws of the State of Delaware to serve as general partner of the Partnership.

4. The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of Delaware as of [●], other than those liens that are created in connection with the SemGroup Credit Agreement. The General Partner owns all of the Incentive Distribution Rights (as defined in the Partnership Agreement).

5. The Units to be issued and sold to the Managers by the Partnership pursuant to the Equity Distribution Agreement, and the limited partner interests represented thereby, have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Managers against payment therefor in accordance with the terms of the Equity Distribution Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

6. The issuance and sale of the Units has been duly authorized by all necessary limited liability company action of the General Partner on behalf of the Partnership.

7. The Partnership is the sole member of Rose Rock Operating, with a 100% membership interest in Rose Rock Operating; such membership interest has been duly authorized and validly issued in accordance with the Rose Rock Operating LLC Agreement and is fully paid (to the extent required by the Rose Rock Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of [●], other than liens that are created in connection with the Partnership Credit Agreement.

8. Except as described in the Registration Statement and the Prospectus, (i) there are no options, warrants or other rights to purchase, or any restrictions upon the voting or transfer of, agreements or other obligations to issue or rights to convert any securities into or exchange any securities for any equity interest of any Partnership Entity under any Organizational Document of such Partnership Entity or any Applicable Agreement, (ii) there are no preemptive rights or other similar rights to subscribe for or purchase any equity interest of any Partnership Entity under any Organizational Document of such Partnership Entity or any Applicable Agreement and (iii) no Person has the right, which has not been waived, under any Organizational Document or any Applicable Agreement to require the registration under the Securities Act of any sale of securities issued by the Partnership, by reason of the filing or effectiveness of the Registration Statement.

9. The Equity Distribution Agreement has been duly authorized, executed and delivered by each of the General Partner and the Partnership.

10. Neither of (i) the execution and delivery of the Equity Distribution Agreement by each of the General Partner and the Partnership or (ii) the consummation by the Partnership of the issuance and sale of the Units pursuant to the Equity Distribution Agreement, (A) constituted, constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of any Partnership Entity pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America or (iii) the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware LP Act or the Delaware LLC Act.

11. No Governmental Approval or Filing which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, (i) the execution and delivery of the Equity Distribution Agreement by the General Partner or the Partnership, or (ii) the consummation by the Partnership of the issuance and sale of the Units pursuant to the Equity Distribution Agreement, or the incurrence or performance of its obligations thereunder. As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) the DGCL, (iii) the Delaware LP Act, (iv) the Delaware LLC Act or (v) applicable laws of the United States of America.

12. The statements in the Registration Statement and the Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement” and “Investment in Rose Rock Midstream, L.P. by Employee Benefit Plans,” insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein and reviewed by us as described above, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

13. The Units conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

14. Our opinion that is filed as Exhibit 8.1 to the Form 8-K filed on [●], is confirmed, and the Managers may rely upon such opinion as if it were addressed to them.

15. None of the Partnership Entities is, and immediately after giving effect to the issuance and sale of the Units and the application of the proceeds therefrom as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds” none of them will be, an “investment company” within the meaning of such term as used in the Investment Company Act of 1940, as amended.

In addition, such counsel shall that it has participated in conferences with officers and other representatives of the Partnership Entities, the independent registered public accounting firm for the Partnership, counsel to the Managers and their representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel has not independently verified and is not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as and to the extent set forth in paragraphs 12 and 13 of such counsel’s opinion), on the basis of the foregoing (relying with respect to factual matters to the extent it deems appropriate upon statements by officers and other representatives of the Partnership Entities), (a) such counsel shall confirm that, in its opinion, each of the Registration Statement, as of its most recent effective date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that we express no statement or belief as to Regulation S-T), (b) such counsel has not become aware of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Prospectus and are not so summarized and (c) furthermore, no facts have come to such counsel’s attention that have led it to believe that (i) the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no opinion, statement or belief in its letter with respect to (i) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included in, or excluded from, the Registration Statement or the Prospectus and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

Furthermore, such counsel shall advise that a notice filed by the SEC on its Electronic Data Gathering, Analysis and Retrieval system states that the Registration Statement was declared effective under the Securities Act on January 21, 2015. In addition, based solely on such counsel’s review of the information made available by the SEC at http://www.sec.gov/litigation/stoporders.shtml, such counsel shall confirm that the SEC has not issued any stop order suspending the effectiveness of the Registration Statement. To such counsel’s knowledge, based solely on its participation in the conferences mentioned above regarding the Registration Statement, no proceedings for that purpose are pending or have been instituted or threatened by the SEC.

Such counsel need express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) the DGCL, (iii) the Delaware LP Act, (iv) the Delaware LLC Act, (v) applicable laws of the United States of America and (vi) certain other specified laws of the United States of America to the extent referred to specifically in such counsel’s opinion. References in such opinion to “applicable laws” mean those laws, rules and regulations that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Equity Distribution Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraphs 10 and 11 of such counsel’s opinion) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust laws, rules or regulations.

EXHIBIT D

FORM OF OPINION OF GENERAL COUNSEL

1. None of (a) the offering, issuance or sale of the Units by the Partnership, (b) the execution, delivery and performance of this Agreement by the Partnership Entities party hereto, (c) the consummation of the transactions contemplated by this Agreement by the Partnership Entities or (d) the application of the proceeds from the sale of the Units by the Partnership as described under “Use of Proceeds” in the Prospectus violates or will violate any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound.

2. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which any Partnership Entity is a party or to which any property of any Partnership Entity or any of its affiliates is subject that are required to be described in the Registration Statement or the Prospectus but are not so described as required by the Act.

3. Wattenberg Holding, LLC has the power and authority under the laws of the State of Oklahoma to carry on its business and own or lease its properties as described in the Registration Statement and the Prospectus.

I have participated in conferences with officers and other representatives of the Partnership Entities, the independent registered public accounting firm for the Partnership, your counsel and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although I have not independently verified and am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as and to the extent set forth in paragraph 2 above), on the basis of the foregoing (relying with respect to factual matters to the extent I deem appropriate upon statements by officers and other representatives of the Partnership Entities), I confirm to you that no facts have come to my attention that have led me to believe that (i) the Registration Statement, as of the latest effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that I express no opinion, statement or belief in this letter with respect to (A) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (B) any other financial or accounting data, included in, or excluded from, the Registration Statement or the Prospectus and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

I express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of Oklahoma. References herein to “applicable laws” mean those laws, rules and regulations that, in my experience, are normally applicable to transactions of the type contemplated by the Equity Distribution Agreement, without my having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided,

D-1

however, that such references (including without limitation those appearing in paragraph 1 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust laws, rules or regulations.

Andrews Kurth LLP and Baker Botts L.L.P. are each authorized to rely upon this opinion letter in connection with the offering as if such opinion letter were addressed and delivered to them on the date hereof; provided, that this opinion letter may be relied upon by the Managers and their counsel only in connection with the offering and no other use or distribution of this opinion letter may be made without my prior written consent.

D-2

EXHIBIT E

FORM OF OPINION OF DELAWARE COUNSEL

1. The Partnership Agreement constitutes a valid and binding agreement of the General Partner, and is enforceable against the General Partner, in accordance with its terms.

2. The General Partner Agreement constitutes a valid and binding agreement of Rose Rock Midstream Holdings, LLC, and is enforceable against Rose Rock Midstream Holdings, LLC, in accordance with its terms.

E-1

EXHIBIT F

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected [●], of Rose Rock Midstream GP, LLC (the “General Partner”), the general partner of Rose Rock Midstream, L.P. (the “Partnership”), a Delaware limited partnership, does hereby certify in such capacity and on behalf of the Partnership, pursuant to Section 4(n) of the Equity Distribution Agreement dated [●], 2015 (the “Agreement”) between the Partnership and Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and SunTrust Robinson Humphrey, Inc., that to the knowledge of the undersigned, in [his/her] capacity as an officer of the General Partner and not in [his/her] individual capacity:

(i) The representations and warranties of the Partnership Parties in Section 2 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Partnership Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Managers).

IN WITNESS WHEREOF, the undersigned has executed this Officer Certificate as of the date first written above.

By:
Name:
Title:

F-1